SCHEDULE A

                         DELAWARE GROUP FOUNDATION FUNDS

                         SHAREHOLDER SERVICES AGREEMENT

                                APPLICABLE SERIES

                           EFFECTIVE AS OF MAY 1, 2002




Delaware Balanced Allocation Portfolio
Delaware Growth Allocation Portfolio
Delaware Income Allocation Portfolio
Delaware S&P 500 Index Fund
The Asset Allocation Portfolio














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AGREED AND ACCEPTED:

DELAWARE SERVICE COMPANY, INC.                   DELAWARE GROUP FOUNDATION
                                                 FUNDS
                                                 for its series set forth in this Schedule A



By:    /s/Douglas L. Anderson                    By:    /s/David K. Downes
       --------------------------------                -----------------------------------
Name:  Douglas L. Anderson                       Name:  David K. Downes
Title: Senior Vice President/Operations          Title: President/Chief Executive Officer/
                                                        Chief Financial Officer
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